Exhibit (p)

STEPSTONE PRIVATE CREDIT CO-INVESTMENT FUND

FORM OF FEEDER FUND SUBSCRIPTION AGREEMENT

CONFIDENTIAL

THE COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.001 PER SHARE (THE “SHARES”), OF STEPSTONE PRIVATE CREDIT CO-INVESTMENT FUND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY U.S. STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. IN ADDITION, THE SHARES ARE SUBJECT TO THE CONTRACTUAL RESTRICTIONS ON RESALES DESCRIBED IN THIS SUBSCRIPTION AGREEMENT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR BY ANY U.S. STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FEEDER FUND SUBSCRIPTION AGREEMENT

StepStone Private Credit Co-Investment Fund

277 Park Avenue, 44th Floor

New York, NY 10172

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being executed and delivered in connection with the subscription by _______________ (the “Subscriber”) to purchase the dollar amount of common shares of beneficial interest (the “Shares”) of StepStone Private Credit Co-Investment Fund, a Delaware statutory trust (the “Fund”), through periodic calls of all or a portion of capital amounts of the Subscriber’s (as such term is defined below) aggregate capital commitment (the “Capital Commitment”), as set forth on the signature page (as may be increased from time to time pursuant to an addendum to this Subscription Agreement as set forth in Section 2(d) below). Capitalized terms used herein shall have the same meanings herein as defined in the Fund’s Confidential Private Placement Memorandum (as amended, restated and/or supplemented or otherwise modified from time to time, the “Memorandum”), unless otherwise defined herein.

In addition to completing and signing the signature page to this Subscription Agreement, each Subscriber must complete and execute, as applicable, any necessary attachments contained in this package (such attachments, together with this Subscription Agreement, the “Subscription Documents”) in the manner described below. For purposes of these Subscription Documents, the “Subscriber” is the person or entity for whose account the Shares will be purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may complete and execute the Subscription Documents on behalf of the Subscriber, but should indicate the capacity in which it is doing so and the name of the Subscriber. All appendices to this Subscription Agreement are incorporated by reference herein.

The Subscriber represents and warrants that it operates as a feeder fund which has been formed solely for the purpose of investing substantially all of its assets in the Shares in accordance with Section 12(d)(1)(E) of the U.S. Investment Company Act of 1940, as amended, and related rules and guidance thereunder (collectively, the “1940 Act”), and agrees that any statements, representations, warranties, agreements and covenants made by its investors in their respective subscription agreements to the Subscriber for shares in the Subscriber (“Feeder Shares”), as well as any notifications or restatements made by such investors to the Subscriber, may also be relied upon by the Fund as if such statements, representations, warranties, agreements and covenants were made directly to the Fund.

The Subscriber shall deliver one (1) original completed and executed copy of the Subscription Documents electronically to the Fund. The Subscriber should also retain a copy for its records.

1. Subscription.

(a) The Subscriber acknowledges and agrees that this subscription (i) is irrevocable and binding on the part of the Subscriber, (ii) is conditioned upon acceptance by the Fund and (iii) may be accepted or rejected (for any reason or for no reason) in whole or in part by the Fund in its sole discretion at any time. The Subscriber has received and reviewed, and agrees to be bound by, all the terms and provisions of this Subscription Agreement, the Memorandum, the Fund’s bylaws (as amended and/or restated from time to time, the “Bylaws”), the Fund’s Amended and Restated Agreement and Declaration of Trust (as amended and/or restated from time to time, the “Declaration of Trust”), the Investment Advisory Agreement by and between StepStone Group Private Debt LLC (the “Adviser”) and the Fund (as amended and/or restated from time to time, the “Advisory Agreement”), the Investment Sub-Advisory Agreement by and among the Adviser, StepStone Group Europe Alternative Investments Limited (the “Sub-Adviser”) and the Fund (as amended and/or restated from time to time, the “Sub-Advisory Agreement”), and the Administration Agreement by and between StepStone Private Debt LLC and the Fund (as amended and/or restated from time to time, the “Administration Agreement” and, together with the Memorandum, the Bylaws, the Declaration of Trust, the Advisory Agreement and the Sub-Advisory Agreement, the “Operative Documents”), each in the form made available to the Subscriber or as otherwise is available to the public, free of charge, on the U.S. Securities and Exchange Commission’s (the “SEC”) public EDGAR website.

(b) The Subscriber agrees to purchase Shares for an aggregate purchase price (in U.S. dollars) equal to its Capital Commitment, payable at such times and in such amounts as required by the Fund, under the terms and subject to the conditions set forth herein.

(c) The Subscriber agrees to provide any information reasonably requested by the Fund to verify the accuracy of the representations contained herein. The Subscriber agrees further that the Fund shall be held harmless and indemnified against any loss, claim, cost, damage or expense arising as a result of a failure to process any subscription or distribution if such information as has been required by the Fund has not been provided by the Subscriber or which the Fund may suffer as a result of any violations of law committed by the Subscriber.

2. Acceptance of Subscription; Closings.

This Subscription Agreement is made subject to the following terms and conditions:

(a) The Fund shall have the right, in its sole discretion, to accept or reject the Subscriber’s subscription, in whole or in part, for any reason, including, without limitation, (i) the inability of the Subscriber to meet the standards imposed by Regulation D and/or Regulation S promulgated by the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) the ineligibility of the Subscriber under applicable state or foreign securities laws or (iii) for any other reason.

(b) If the Subscriber’s subscription is accepted in part and rejected in part, the Subscriber will be so notified and the Subscriber agrees to deliver promptly upon the Fund’s request a new signature page to this Subscription Agreement with respect to which the Subscriber’s Capital Commitment shall be such lesser amount as may be determined by the Fund. If the Subscriber’s subscription is wholly rejected, the executed copies of this Subscription Agreement will be returned to the Subscriber.

(c) The closing of the subscription for the Shares by the Subscriber (the “Closing”) shall take place on the date that this Subscription Agreement (having been executed and fully completed by the Subscriber) is accepted in whole or in part by the Fund (such date being the date filled in by the Fund on the signature page hereto). On the date of the Fund’s receipt of the Subscriber’s first Drawdown Purchase (as defined below), assuming the Closing has taken place, the Subscriber shall be registered as a shareholder of the Fund (a “Shareholder”).

(d) In the event that the Subscriber is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial (or any previous) subscription has been accepted, the Subscriber shall be required to enter into an addendum to this Subscription Agreement or a new subscription agreement, at the Fund’s discretion, covering such additional capital commitment.

(e) In connection with its investment into the Fund, and as a condition thereof, the Subscriber hereby agrees and confirms that its general partner or its delegate shall vote any and all Shares held by the Subscriber for the benefit of its underlying holders of Feeder Shares (whether acquired pursuant to this Subscription Agreement or otherwise) on a pass-through basis in accordance with Section 12(d)(1)(E)(iii)(aa) of the 1940 Act and the instructions of the limited partners of the Subscriber.

(f) The Subscriber covenants and agrees not sell, Transfer (as defined below) or otherwise convey its Shares, except (i) pursuant to issuer tender offers, as may be conducted from time to time by the Fund, in the sole discretion of its Board of Trustees, pursuant to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) (each, a “Tender Offer”), in each case in accordance with the instructions of the limited partners of the Subscriber to create liquidity to fulfill such limited partners’ repurchase requests in the Subscriber’s repurchase program, or (ii) other than in connection with the foregoing clause (i) of this Section 2(f), upon no less than 61 days’ written notice to the Fund and subject to the written consent of the Fund in the discretion of its Board of Trustees. The Subscriber and the Fund agree that a tender request in respect of Shares to the Fund in a Tender Offer will, unless otherwise determined by the Subscriber and subject to the terms of the Fund’s discretionary repurchase offer and the Memorandum, be deemed automatically submitted by the Subscriber upon a corresponding tender request by one or more Feeder Investors under the Subscriber’s own repurchase program to give effect to the intended operation of the master-feeder structure.

3. Drawdowns

(a) Subject to the provisions of this Section 3, the Subscriber agrees to purchase Shares for an aggregate purchase price (in U.S. dollars) equal to its Capital Commitment, payable at such times and in such amounts as required by the Fund. The Subscriber shall be required to fund a capital contribution to purchase Shares (a “Drawdown Purchase”) each time the Fund delivers a notice (the “Drawdown Notice”) to the Subscriber. Drawdown Notices shall be delivered at least 5 business days prior to the date on which payment will be due (each, a “Drawdown Date”), which notice period may be waived with respect to any Drawdown Date by the Subscriber in writing, or by funding the Drawdown Purchase prior to the Drawdown Date (in which case, the Fund may deem the date of funding to be the Drawdown Date for purposes of this Subscription Agreement), and shall set forth the amount, in U.S. dollars, of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the Subscriber to purchase Shares on such Drawdown Date. Each purchase of Shares by the Subscriber pursuant to a Drawdown Notice will be made at a per Share price equal to the then-current transaction price per Share, which will be $[ ] per Share for the initial Drawdown Purchase and, thereafter, will generally be the most recently available net asset value (“NAV”)

per Share as determined in accordance with the Adviser’s valuation policy and will be communicated to the Subscriber by or on behalf of the Fund following the determination of such NAV. Upon a Closing, a Subscriber will not know the NAV per Share applicable on any effective purchase date. The Subscriber shall not be required to invest more than the total amount of its Capital Commitment.

(b) Each Drawdown Purchase Price shall be payable, in U.S. dollars and in immediately available funds per the wire transfer instructions delivered by the Fund to the Subscriber in writing from time to time. The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s irrevocable and unconditional obligation to pay such Drawdown Purchase Price in the amount set forth therein, without any right of offset, reduction, counterclaim or defense.

(c) Concurrent with any payment of all or a portion of the Drawdown Purchase Price, the Fund shall issue to the Subscriber a number of Shares equal to the amount of the Drawdown Purchase Price funded by the Subscriber on the applicable Drawdown Date divided by the then-current transaction price per Share as of such Drawdown Date, which will generally be the most recently available NAV per Share as determined in accordance with the Adviser’s valuation policy. However, the Fund reserves the right, in its sole discretion and at any time, to sell Shares at a price set above the NAV per Share based on a variety of factors, including, without limitation, to account for a Subscriber’s allocable portion of the Fund’s initial offering, organizational and other expenses. For the avoidance of doubt, the Fund shall not issue Shares to the Subscriber for any portion of the Subscriber’s Capital Commitment that has not been paid to the Fund and used to purchase Shares pursuant to the terms of this Subscription Agreement (the “Undrawn Capital Commitment”).

(d) The Subscriber acknowledges and agrees that the Fund intends to request contributions from all Investors with an Undrawn Capital Commitment pro rata in accordance with the Capital Commitments of all Investors with Undrawn Capital Commitments (other than Defaulting Investors or Excluded Investors); provided that the Fund shall retain the right, if determined by the Fund in its sole discretion, to require the Subscriber (i) to fund a Drawdown Purchase Price that is more or less than its pro rata share or (ii) to fund a Drawdown Purchase Price but not require other investors who have committed to purchase Shares (the “Other Investors,” and together with the Subscriber, the “Investors”) to do so to seek to equalize the percentage of the Subscriber’s total Capital Commitment that has been contributed to the Fund relative to the capital contributions of Other Investors, or to avoid any of the Default Remedy Limitations (as defined below) or for regulatory, tax or other similar basis for distinguishing among Investors, including compliance with an Investor’s internal investment guidelines. The Subscriber acknowledges and agrees that the Fund may, if determined by the Fund in its sole discretion, from time to time require capital contributions from Other Investors and not the Subscriber or vice versa. Accordingly, Drawdown Notices may be issued only to selected investors and Shareholders (including or excluding the Subscriber) from time to time and require a purchase of Shares by such investors in amounts determined by the Fund in its sole discretion.

(e) The Fund may enter into other subscription agreements for Shares with Other Investors after the Closing, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.” On one or more dates to be determined by the Fund that occur on or following the Subsequent Closing (each such date, a “Catch-Up Date”), each Subsequent Investor which enters into a Capital Commitment with the Fund may be required, in the Fund’s or the Adviser’s sole discretion, to purchase from the Fund on one or more dates and in one or more installments, as determined by the Fund, a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor on such Catch-Up Date(s), such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors which have entered into Capital Commitments with the Fund (other than any Defaulting Investors (as defined below)

or Excluded Investors (as defined below)) (such amount, the “Catch-Up Purchase Price” and such purchase, the “Catch-Up Purchase”). Upon payment of all or a portion of the Catch-Up Purchase Price by such an Investor on a Catch-Up Date, the Fund shall issue to each such Subsequent Investor a number of Shares equal to the portion of the Catch-Up Purchase Price paid divided by the then-current transaction price per Share as of such Catch-Up Date, determined in accordance with the provisions of Section 3(c). Investors that make a Capital Commitment prior to any Subsequent Closing will not be required to fund Drawdown Purchases on a Drawdown Date until all Subsequent Investors have made their entire Catch-Up Purchase. For the avoidance of doubt, in the event that the Catch-Up Date and a Drawdown Date occur on the same calendar day, such Catch-Up Date and the application of the provisions of this Section 3(e) shall be deemed to have occurred immediately prior to the relevant Drawdown Date. “Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor by (ii) such Investor’s Capital Commitment.

(f) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Fund shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Fund on any Drawdown Date or Catch-Up Date if, in the reasonable discretion of the Fund, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Fund, the Adviser, any Other Investor or any of the Fund’s portfolio companies would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) in the Fund to be significant or otherwise cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund will have the right to cover shortfalls arising from an Excluded Investor in any manner the Fund deems appropriate, including by drawing down additional capital from non-Excluded Investors; provided that (i) the amount of any shortfall funded by a non-Excluded Investor in connection with any investment may not exceed 125% of such non-Excluded Investor’s total capital contributions in respect of such investment in the absence of any such shortfall; and (ii) in no event will such non-Excluded Investor’s total capital contributions exceed its aggregate Capital Commitment.

4. Dividends; Distribution Reinvestment Plan. The Fund’s dividend reinvestment plan, as may be amended (the “Dividend Reinvestment Plan”), provides that all ordinary income dividends and/or capital gains dividend distributions shall automatically be reinvested in additional Shares unless such the Shareholder specifically elects to receive all ordinary income and capital gain dividend distributions paid in cash. The Subscriber hereby elects not to participate in the Dividend Reinvestment Plan, which election may be changed by the Subscriber in accordance with the Dividend Reinvestment Plan and/or by delivering written notice to the Fund. The Subscriber acknowledges and agrees that any distributions received by the Subscriber or reinvested by the Fund on the Subscriber’s behalf pursuant to the Dividend Reinvestment Plan shall have no effect on the amount of the Subscriber’s Undrawn Capital Commitment.

5. Remedies Upon Drawdown Purchase Price Default. In the event that the Subscriber fails to pay all or any portion of the Drawdown Purchase Price or Catch-Up Purchase Price due from the Subscriber on any Drawdown Date or Catch-Up Date, as applicable (any such amount, together with the amount of the Subscriber’s Undrawn Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of 5 business days, then the Fund shall be permitted to declare the Subscriber to be in default on its obligations under this Subscription Agreement (in such capacity, a “Defaulting Investor” and, collectively with any Other Investors declared to be in default under a Capital Commitment, the “Defaulting Shareholders”) and shall be permitted to pursue one or any combination of the following remedies:

(a) Participation in Future Drawdowns. The Fund may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date.

(b) Forfeiture of Shares. One-third of the Shares then held by the Defaulting Investor may be automatically forfeited and transferred on the books of the Fund to the Other Investors (other than any other Defaulting Shareholders), pro rata in accordance with their respective number of shares held; provided that no Shares shall be transferred to any Other Investor pursuant to this Section 5(b) in the event that such transfer would (i) violate the Securities Act, the 1940 Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code (the “Default Remedy Limitations”) (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Investor from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective number of shares held. The mechanism described in this Section 5(b) is intended to operate as a liquidated damage provision since the damage to the Fund and the Other Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 5(b) and acknowledges that the automatic transfer of one-third of its Shares constitutes a reasonable liquidated damages remedy for any default of the Subscriber’s obligations to fund a Drawdown Purchase Price.

(c) Inability to Vote. To the maximum extent permitted by applicable law, the Defaulting Investor hereby makes, constitutes and appoints the Fund with full power of substitution, its true and lawful proxy to exercise all voting and other rights of such Defaulting Investor with respect to the Shares, at every meeting of the shareholders of the Fund and in every written consent in lieu of such meeting in exact proportion to the votes or consents cast by Shareholders other than Defaulting Shareholders or, in the absence of any such Shareholders, in the discretion of the proxy.

(d) Shortfall Cover. The Fund will have the right to cover shortfalls arising from a Defaulting Investor in any manner the Fund deems appropriate, including by drawing down additional capital from non-Defaulting Shareholders; provided that (i) the amount of any shortfall funded by a non-Defaulting Shareholder in connection with any investment may not exceed 125% of such non-Defaulting Shareholder’s total capital contributions in respect of such investment in the absence of any such shortfall; and (ii) in no event will such non-Defaulting Shareholder’s total capital contributions exceed its aggregate Capital Commitment.

(e) Other Remedies. The Fund shall have the right to charge commercially reasonable interest on the defaulted Drawdown Purchase Price or Catch-Up Purchase Price amount and withhold distributions payable to the Defaulting Investor, and may pursue any other remedies against the Defaulting Investor available to the Fund at law or in equity. No course of dealing between the Fund and any Defaulting Shareholder and no delay in exercising any right, power or remedy conferred in this Section 5 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Fund may in its discretion institute a lawsuit against the Defaulting Investor for specific performance of its obligation to pay any Drawdown Purchase Price and/or Catch-Up Purchase Price and any other payments to be made by the Defaulting Investor pursuant to this Subscription Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Subscription Agreement, the Subscriber agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Fund in connection with the enforcement of this Subscription Agreement against the Subscriber sustained as a result of any default by the Subscriber and (ii) that any such payment shall not constitute payment of a Drawdown Purchase Price or otherwise reduce the Subscriber’s Capital Commitment.

The Subscriber agrees that this Section 5 is solely for the benefit of the Fund and shall be interpreted by the Fund against the Defaulting Investor in the discretion of the Fund. The Subscriber further agrees that the Subscriber has no right to, and shall not seek to, enforce this Section 5 against the Fund or any other investor in the Fund.

6. Representations, Warranties and Covenants of the Subscriber.

The Subscriber represents, warrants, agrees and covenants as follows, as of the Closing, on each Drawdown Date or each date on which Shares are issued to the Subscriber and any other dates specified below (as and to the extent specified below):

(a) Private Placement.

(i) The Shares to be acquired hereunder are being acquired by the Subscriber for the Subscriber’s own account for investment purposes only and not with a view to resale or distribution. The Subscriber confirms and agrees that it was offered the Shares through private negotiations, not through any general solicitation or general advertising. The Subscriber understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and the Subscriber agrees that neither its Capital Commitment nor any Shares acquired by the Subscriber (whether acquired pursuant to this Subscription Agreement or otherwise) may be Transferred (as defined below) (a) except in accordance with applicable securities laws and the terms of this Subscription Agreement (including pursuant to the terms and conditions of Section 2(f) hereof) and (b) in any manner that would require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Fund. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. Without limiting the foregoing, registration of any Transfer on the Fund’s books may be withheld unless, in the opinion of counsel (who may be counsel for the Fund) satisfactory in form and substance to the Fund, such Transfer would not violate the Securities Act, any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or the Shares to be Transferred, or any other laws.

(ii) In addition, the Fund will use commercially reasonable efforts to prevent its assets from being deemed to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code. The Fund may reject any Transfer of the Subscriber’s Capital Commitment and/or Shares if the Fund determines, in its discretion, that such Transfer could (1) result in any portion of the Fund’s assets being considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code or (2) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any laws similar to ERISA or Section 4975 of the Code. The Fund may, in its sole discretion, not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless there shall have been filed with the Fund a dated notice of such Transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (a) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (b) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum or other Operative Documents, as applicable, and all applicable laws and regulations applicable to the transferee and the transferor.

(iii) The Subscriber hereby represents and warrants that it and each beneficial owner of Feeder Shares (each, a “Feeder Investor”) (A) is not a “U.S. person” in accordance with Regulation S under the Securities Act, (B) is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, and (C) is not investing for the direct or indirect benefit of a U.S. Person as within the meaning of Regulation S under the Securities Act. The Subscriber further represents and warrants that: (x) no offers to sell or to purchase Feeder Shares were made to any Feeder Investor or by any Feeder Investor while such Feeder Investor was in the United States; (y) no Feeder Investor was in the United States at the time the offer to purchase Feeder Shares was accepted by such Feeder Investor; and (z) at the time any Feeder Investor’s subscription for Feeder Shares was originated, such Feeder Investor was outside the United States, except for offers and sales to discretionary or similar accounts (other than an estate or trust) held for the benefit or account of a non-U.S. Person (as within the meaning of Regulation S under the Securities Act) by a dealer or other professional fiduciary organized, incorporated or resident in the United States.

(iv) The Subscriber understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Subscriber, including the legal requirements of jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated.

(b) The Subscriber is not subject to and is not aware of any facts that would cause such Subscriber (or anyone who is treated as a beneficial owner of the Shares being purchased by the Subscriber) to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(c) The Subscriber has the financial ability to bear the economic risk of its investment in the Fund (including the possible loss of its entire investment), has adequate means for providing for its current needs and has no current need for liquidity in connection with its purchase of the Shares.

(d) The Subscriber is not a citizen of the United States, or a resident of or entity created under the laws of any state of the United States (any such citizen, resident or entity being hereinafter called a “Domestic Person”), and confirms that it is not purchasing the Shares on behalf of any Domestic Person, and has no present intention of becoming a Domestic Person.

(e) The Subscriber has been duly organized, formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, and the Subscriber has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and to subscribe for and purchase the Shares hereunder. This Subscription Agreement has been duly executed and delivered by the Subscriber, and the Subscriber’s purchase of the Shares and its execution, delivery and performance of this Subscription Agreement (i) constitutes the legal, valid and binding obligation of the Subscriber (except (A) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally, as from time to time in effect, (B) as limited by general principles of equity, and (C) as the enforcement of remedies rests in the discretion of any court) and (ii) does not result in the violation of, constitute a default under, or conflict with, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(f) The Subscriber: (i)(a) is not registered or required to be registered as an “investment company” under the 1940 Act; (b) has not elected to be regulated as a BDC under the 1940 Act; and (C) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (ii) is otherwise currently permitted to acquire and hold more than 3% of the outstanding voting securities of a registered investment company.

(g) Unless otherwise permitted in writing by the Adviser and the Fund, the Subscriber is not, and will not be, an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or any entity the assets of which are deemed to be “plan assets” for purposes of ERISA of Section 4975 of the Code. The representations and warranties set forth in this Section 6(g) shall be deemed repeated and reaffirmed on each day the Subscriber holds Shares. Without limiting the remedies available in the event of a breach, if at any time the representations and warranties set forth in this Section 6(g) shall cease to be true, including because there is a change in the Subscriber’s plan status or the percentage of assets that constitute “plan assets” subject to the provisions of Title I of ERISA or Section 4975 of the Code, the Subscriber shall promptly notify the Fund in writing.

(h) The Subscriber has notified, or shall promptly notify, the Fund if the Subscriber is or becomes a person that may be disqualified from participating in the Fund’s acquisition of securities sold in a public offering under Rules 5130 and 5131 of the Financial Industry Regulatory Authority, as in effect from time to time.

(i) None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Subscription Agreement or in any document required to be provided under this Subscription Agreement, as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(j) The Subscriber agrees to provide such information and execute and deliver such documents as the Fund may reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law or regulation to which the Fund, the Adviser, the Sub-Adviser or a portfolio company of the Fund may be subject.

(k) The Subscriber agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Drawdown Date and the issuance of any Shares to the Subscriber and the dissolution of the Fund, without limitation as to time. Without limiting the foregoing, the Subscriber agrees to give the Fund prompt written notice in the event that any statement, certification, representation or warranty of the Subscriber contained in this Section 6 or any information provided by the Subscriber herein or in any document required to be provided under this Subscription Agreement, as applicable, ceases to be true at any time following the date hereof.

7. Compliance with Specific Laws.

(a) Anti-Money Laundering.

(i) Neither the Subscriber, nor any of its affiliates or beneficial owners nor any person for whom the Subscriber is acting as agent or nominee, (A) appears on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the list of Foreign Sanctions Evaders maintained by OFAC, the UK Sanctions List maintained by the UK HM Treasury, the European Union Consolidated Sanctions List, or any other lists of restricted parties maintained by the U.S. Government, UK Government, or European Union, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, United Kingdom, or European Union (“Sanctioned Person”), (B) is a senior foreign political figure or any immediate family member or close associate of a senior foreign political figure or (C) is identified as a terrorist organization on any other relevant lists maintained by governmental authorities.

(ii) The Subscriber further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, and that no monies or dividends received as a result of the investment in the Shares will be provided to or for the benefit of any Sanctioned Person or the governments of, or persons within, any country (A) under a U.S. embargo enforced by OFAC, (B) that has been designated as a “high-risk jurisdictions subject to a call for action” or “jurisdiction with strategic deficiencies” by the Financial Action Task Force or (C) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Subscriber further represents and warrants that the Subscriber: (x) has conducted thorough due diligence with respect to all of its investors, (y) has established the identities of all of its investors and their beneficial owners and the source of each of the beneficial owner’s funds, and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. The Subscriber further represents and warrants that the Subscriber does not know or have any reason to suspect that (I) the monies used to fund the Subscriber’s investment in the Shares have been or will be derived from or related to any illegal activities, including money laundering activities, and will not be, directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and (II) the proceeds from the Subscriber’s investment in the Shares will be used to finance any illegal activities. Subscriber represents that all evidence of identity provided is genuine.

(iii) The Subscriber shall provide to the Fund at any time such information as the Fund determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of such Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures (which, notwithstanding anything in the Fund’s privacy policies and/or Section 12 of this Subscription Agreement to the contrary, may then be disclosed to such persons), or to update such information. Such information may include, with respect to any Subscriber that is a natural person, the Subscriber’s full legal name, date of birth, residential street address and identification number. The Subscriber hereby represents that the Subscriber is in compliance with all such laws. Failure to provide such information upon request may result in the compulsory redemption or transfer of the Subscriber’s Shares. The Subscriber represents that all evidence of identity provided is genuine.

(iv) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Subscriber to the Fund, and all payments and distributions to the Subscriber, shall only be made in the Subscriber’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended.

(b) Affirmation. The representations and warranties set forth in this Section 7 shall be deemed made as of Closing and repeated and reaffirmed by the Subscriber to the Fund as of each date that the Subscriber acquires Shares or receives dividends or other distributions from (even if such distribution is reinvested pursuant to the Dividend Reinvestment Plan) the Fund. If at any time during the term of the Fund, the representations and warranties set forth in this Section 7 cease to be true, the Subscriber shall promptly so notify the Fund in writing.

(c) Remedies for Failure to Comply with Section 7. The Subscriber understands and agrees that the Fund may not accept any amounts from the Subscriber if the Subscriber cannot make the representations set forth in this Section 7, and may require the compulsory Transfer of the Subscriber’s Shares. In addition, the Subscriber understands and agrees that, in addition to the foregoing remedial measures in order to comply with governmental regulations or if the Fund determines in its sole discretion that such action is in the best interests of the Fund, the Fund may “freeze the account” of the Subscriber, either by prohibiting additional investments in the Fund by the Subscriber, refusing to process a distribution to the Subscriber or suspending other rights the Subscriber may have against the Fund under this Subscription Agreement or under the Declaration of Trust and the Bylaws. The Fund or the Adviser may be required to report such action or confidential information relating to the Subscriber (including disclosing the Subscriber’s identity) to regulatory authorities.

8. FATCA Compliance. The Subscriber acknowledges and agrees that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Fund, the Adviser and the Sub-Adviser may from time to time require further information or documentation from the Subscriber and, if and to the extent required under FATCA, the Subscriber’s direct and indirect beneficial owners, relating to or establishing such person’s identity, residence (or jurisdiction of formation) and income tax status, and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Subscriber agrees that it shall provide such information and documentation concerning itself and its investors, as and when requested by the Fund, the Adviser or the Sub-Adviser sufficient for the Fund, as applicable, to comply with its obligations under FATCA. The Subscriber acknowledges that, if the Subscriber does not provide the information and documentation requested by the Fund, the Fund may, at its sole option and in addition to all other remedies available at law or in equity, immediately redeem or require compulsory Transfer of the Subscriber’s Shares, prohibit the Subscriber from purchasing additional Shares or participating in additional investments in the Fund. The Subscriber hereby agrees to indemnify and hold harmless the Fund from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Fund on account of the Subscriber not providing all requested information and documentation in a timely manner. The Subscriber shall have no claim against the Fund, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

9. Applicable Law.

This Subscription Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware. To the fullest extent permitted by applicable law, and unless otherwise agreed by the Fund in writing, the Subscriber hereby irrevocably and unconditionally (i) consents to and accepts for itself and in respect of its property, generally, the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, for the resolution of all matters arising out of or related to this Subscription Agreement and agrees that any legal action or proceeding arising out of or related to this Subscription Agreement seeking any relief whatsoever shall be brought in the foregoing courts and not in any other court in any other jurisdiction, (ii) waives any claim that such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding arising out of or related to this Subscription Agreement, that such courts lack personal jurisdiction over it, (iii) waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or related to this Subscription Agreement brought in the aforesaid courts and hereby further irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to plead or claim in any such court the claim that any such action or proceeding has been brought in an inconvenient forum and (iv) waives, to the fullest extent permitted by applicable law, any right that the Subscriber may have to a trial by jury of any claim or cause of action directly or indirectly based upon or arising out of or directly or indirectly related to this Subscription Agreement.

10. Power of Attorney.

By executing this Subscription Agreement, the Subscriber hereby makes, constitutes and appoints the Fund with full power of substitution, its true and lawful attorney-in-fact, in its name, place and stead for its use and benefit, to approve, execute, acknowledge, swear to, file and record:

(a) any and all filings required to be made by the Subscriber under the Exchange Act with respect to any of the Fund’s securities that may be deemed to be beneficially owned by the Subscriber under the Exchange Act;

(b) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or other financing arrangement and to grant any pledge or other security interest, including over the Subscriber’s Capital Commitment or Shares, in connection therewith;

(c) all certificates and other instruments deemed advisable by the Fund to comply with the provisions of this Subscription Agreement and applicable law or regulation to permit the Fund to become or to continue as a registered investment company;

(d) all conveyances and other instruments necessary or appropriate to effect the dissolution and liquidation of the Fund;

(e) all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Fund; and

(f) any amendment or modification to any of the foregoing and all other certificates, instruments and documents which said attorney-in-fact determines in its sole discretion are necessary or desirable to effectuate the provisions of this Subscription Agreement and the purposes of the Fund.

It is expressly acknowledged by the Subscriber that the foregoing power of attorney is coupled with an interest and is irrevocable. Such power of attorney may be exercised by said attorney-in-fact either by signing separately as attorney-in-fact for each of the Investors or by listing all the Investors with a single signature as attorney-in-fact for all of them. Such power of attorney shall survive the termination or dissolution of the Subscriber or the assignment of its interest in the Fund; provided, however, that such power of attorney will so survive only to the extent necessary to enable said attorney-in-fact to effect substitution (if approved by the Fund) of the Subscriber’s successor-in-interest. Subscriber hereby waives any and all defenses which may be available to contest, negate or disaffirm the actions of said attorney-in-fact taken in good faith under such power of attorney. Notwithstanding anything to the contrary herein, Subscriber acknowledges that neither the Fund nor its affiliates, by virtue of the foregoing power of attorney, are assuming any of the Subscriber’s responsibilities to make filings under the Exchange Act or otherwise with respect to any of the Fund’s securities that may be deemed to be beneficially owned by the Subscriber.

This power of attorney does not supersede the terms of this Subscription Agreement or any written agreement between the Fund and the Subscriber nor is it to be used to deprive the Subscriber of its rights as a Shareholder, and is intended only to provide a simplified system for execution of documents. The Subscriber shall execute and deliver to the Fund, within five days after the receipt of a request therefor, such confirmatory powers of attorney as the Fund may request.

11. Effect of Representations; Survival; Indemnity

The Subscriber understands that the offer and sale of the Shares is being made in reliance on specific exemptions from requirements of federal and state securities laws and that the Fund, and the controlling persons thereof, will rely on the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in determining the applicability of such exemptions. The Subscriber hereby confirms that all such representations and warranties will remain true and complete on the date of acceptance by the Fund of the Subscriber’s subscription hereunder.

This Subscription Agreement, including all representations and warranties of the Subscriber contained herein, shall survive the acceptance of this Subscription Agreement, the issuance and sale of the Shares to the Subscriber, and the admission of the Subscriber as a Shareholder of the Fund.

To the fullest extent permitted under applicable law, the Subscriber agrees to indemnify and hold harmless the Fund, the Adviser, the Sub-Adviser and their respective affiliates, and each partner, member, shareholder, officer, director, trustee, employee and agent thereof (the “Indemnified Parties”), from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Subscription Agreement or in any other document provided by the Subscriber to the Fund or in any agreement executed by the Subscriber in connection with the Subscriber’s investment in Shares.

12. Confidentiality. The Subscriber acknowledges that this Subscription Agreement, the Memorandum, the other Operative Documents and other information relating to the Fund (the “Confidential Information”) have been and will be submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding the Adviser, the Sub-Adviser, the Fund, their respective affiliates and any other investment vehicles whose investment adviser is the Adviser, the Sub-Adviser or an affiliate of the Adviser or the Sub-Adviser, as well as information regarding the investment portfolios or proposed investments of such entities, in each case that is provided to the Subscriber in connection with its investment in the Fund. Subscriber agrees to comply with all laws, including securities laws, concerning Confidential Information, and Subscriber agrees that it shall not trade in the securities of any issuer about which Subscriber receives material non-public information under this Subscription Agreement or in its capacity as a holder of Shares and shall refrain from such trading until any material non-public information no longer constitutes material non-public information. The Subscriber agrees that, without the prior written consent of the Fund (which consent may be withheld at the discretion of the Fund), the Subscriber shall not (a) reproduce the Memorandum, the other Operative Documents or any other Confidential Information, in whole or in part, or (b) disclose the Memorandum, the other Operative Documents or any other Confidential Information to any person who is not an officer or employee of the Subscriber who is involved in its investments, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Memorandum, the other Operative Documents or other Confidential Information if the Subscriber has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 12 and the Subscriber remains liable for any breach of this Section 12 by its investors), except to the extent (i) such information is in the public domain (other than as a result of any action or omission of the Subscriber or any person to whom the Subscriber has disclosed such information)

or (ii) such information is required by applicable law or regulation to be disclosed, in which case the Subscriber shall first notify the Fund of such requirement (unless such notification is prohibited by law) so that the Fund may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 12, and if a protective order or other appropriate remedy is not obtained, or if the Fund waives compliance with the terms of this Section 12, then the Subscriber shall disclose only that portion of Confidential Information that the Subscriber is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that confidential treatment be accorded such information. The Subscriber further agrees to return the Memorandum, the other Operative Documents and other Confidential Information upon the Fund’s request therefor. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 12 by the Subscriber and that, in addition to any other remedies available to the Fund in respect of any such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

13. No Joint Liability Between the Fund and the Adviser or Sub-Adviser.

The Fund shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Adviser or the Sub-Adviser under or in connection with this Subscription Agreement. Neither the Adviser nor the Sub-Adviser shall be liable for the fulfillment of any obligation or for the accuracy of any representation of the Fund under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Fund and the Adviser or the Sub-Adviser for any obligation under or in connection with this Subscription Agreement.

14. Independent Nature of Subscribers’ Obligations and Rights.

The obligations of the Subscriber hereunder are several and not joint with the obligations of any other investor in the Fund. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Subscriber pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement.

15. Construction.

The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Subscription Agreement.

As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Subscription Agreement shall refer to this Subscription Agreement as a whole and not to any particular provision of this Subscription Agreement.

All references herein to Sections shall be deemed to refer to Sections of this Subscription Agreement, unless specified to the contrary.

Whenever the words “include”, “includes” or “including” are used in this Subscription Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

Nothing in this Subscription Agreement shall be deemed to create any right in or benefit for any individual or entity other than the Fund and the Subscriber and this Subscription Agreement shall not be construed in any respect to be for the benefit of, and no provision of this Subscription Agreement may be enforced by, any such person, except any Indemnified Party may enforce its rights under Section 9 hereof.

16. Severability

If any one or more of the provisions contained in this Subscription Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

17. Consent to Electronic Delivery.

The Subscriber acknowledges that it has received this Subscription Agreement electronically as a pdf document and hereby agrees and consents to electronic delivery of Fund shareholder communications (including, without limitation, account statements, investor communications, 1940 Act Rule 19a-1 notices, annual and/or quarterly reports, tax forms, proxy materials and other required reports) in respect of the Shares.

18. This Subscription Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Counterparts may be delivered by e-mail (including Portable Document Format (.pdf) or any electronic signature complying with the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to constitute an original signature, have been duly and validly delivered and be deemed the same as a handwritten signature for the purposes of validity, enforceability and admissibility pursuant to the ESIGN Act, the Uniform Electronic Transactions Act (UETA) model law or similar applicable laws.

19. Successors and Assigns.

This Subscription Agreement is not transferable or assignable by the Subscriber, except with the Fund’s consent. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and permitted assigns of the parties hereto.

20. Entire Agreement.

This Subscription Agreement, together with any other document that may be delivered in connection herewith and signed by both parties hereto, sets forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, and memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other document have been made to induce any party to enter into this Subscription Agreement.

[Signature Pages Follow]

STEPSTONE PRIVATE CREDIT CO-INVESTMENT FUND

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of __________________ for a Capital Commitment of $________________ .

Name of the Subscriber
Signature of Authorized Signatory

Print Name of Authorized Signatory

Title of Authorized Signatory

Federal Tax Identification Number
(if applicable)

Email Address of Subscriber

Record Address of the Subscriber

The foregoing Subscription Agreement is accepted and agreed by the Fund, for a Capital Commitment of $________________ , as of __________________.

STEPSTONE PRIVATE CREDIT CO-INVESTMENT FUND

By:

Name:

Title:

WIRE TRANSFER INSTRUCTIONS:

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